Exhibit 4.3

Execution Version

REGISTRATION RIGHTS AGREEMENT

by and among

Global Generations Merger Sub Inc.

Anvil US 1 LLC

and

Morgan Stanley & Co. LLC

Barclays Capital Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

RBC Capital Markets, LLC

as Representatives of the

Initial Purchasers

Dated as of December 28, 2012

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of December 28, 2012, by and among Global Generations Merger Sub Inc., a Delaware corporation (“MergerCo” or the “Issuer”), Anvil US 1 LLC, a Delaware limited liability company and indirect parent of the Company (as defined below) (“Parent”), and Morgan Stanley & Co. LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and RBC Capital Markets, LLC, as the representatives (the “Representatives”) of the initial purchasers (the “Initial Purchasers”) listed on Schedule I of the Purchase Agreement (as defined below). The Initial Purchasers have agreed, severally and not jointly, to purchase pursuant to the Purchase Agreement $300,000,000 aggregate principal amount of 11.00% Senior Notes due 2020 (the “Initial Notes”) issued by MergerCo pursuant to the Initial Indenture (as defined below).

This Agreement is made pursuant to the Purchase Agreement, dated as of December 17, 2012 (as amended, modified or supplemented, the “Purchase Agreement”), among MergerCo and the Representatives. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement. Contemporaneously with the Merger, (i) Ancestry.com Inc. (the “Company” or “Ancestry.com”) will assume by operation of law, MergerCo’s obligations under the Purchase Agreement, the Indenture and this Agreement (the “Assumption”) and (ii) the payment of principal of, premium, if any, and interest on the Initial Notes will be fully and unconditionally guaranteed (the “Initial Guarantees”), jointly and severally, by the following entities (collectively, the “Guarantors”): (a) the entities listed on Annex B to the Purchase Agreement, (b) any other entities that are required to guarantee the Issuer’s obligations under the Initial Notes pursuant to the Indenture and (c) their respective successors and assigns, subject to the guarantor release provisions in the Indenture. The Initial Notes and the Initial Guarantees are collectively referred to herein as the “Initial Securities.” In connection with the Assumption, each of the Company and the Guarantors will execute and deliver to the Initial Purchaser a joinder to this Agreement in the form attached as Exhibit A hereto (the “Joinder”), pursuant to which the Company and the Guarantors will accede to the terms of this Agreement and become parties hereto. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5(h) of the Purchase Agreement.

In order to induce the Initial Purchasers to purchase the Initial Securities, the Issuer agrees with the Representatives, for the benefit of the Initial Purchasers and the Holders (as defined below), as follows:

SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

Additional Interest Payment Date: With respect to the Initial Securities, each Interest Payment Date.

Advice: As defined in Section 6(c) hereof.

Assumption: As defined in the preamble hereto.

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Business Day: Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.

Closing Date: The date of this Agreement.

Commission: The U.S. Securities and Exchange Commission.

Company: As defined in the preamble hereto.

Consummate: A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (ii) the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof and (iii) the delivery by the Issuer to the Registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Initial Securities that were tendered by Holders thereof pursuant to the Exchange Offer.

Delay Period: As defined in Section 6(c) hereof.

Effectiveness Target Date: As defined in Section 5 hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Exchange Notes: The 11.00% Senior Notes due 2020 of the same series under the Indenture as the Initial Notes of such series to be issued in exchange for the Initial Notes pursuant to this Agreement.

Exchange Offer: The registration by the Issuer under the Securities Act of the Exchange Securities pursuant to a Registration Statement pursuant to which the Issuer offers the Holders of all outstanding Initial Securities the opportunity to exchange all such outstanding Initial Securities held by such Holders for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Initial Securities tendered in such exchange offer by such Holders.

Exchange Offer Effectiveness Target Date: As defined in Section 5 hereof.

Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Exchange Securities: The Exchange Notes and the guarantees of the Exchange Notes, to be issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.

Free Writing Prospectus: Any free writing prospectus, as such term is defined in Rule 405 under the Securities Act, relating to any portion of the Initial Securities and the Exchange Securities.

FINRA: Financial Industry Regulatory Authority, Inc.

Holder: As defined in Section 2(b) hereof.

Indemnified Person: As defined in Section 8(a) hereof.

Indemnifying Holder: As defined in Section 8(b) hereof.

Indenture: The Initial Indenture, as supplemented by the Supplemental Indenture.

Initial Guarantees: As defined in the preamble hereto.

Initial Indenture: The indenture dated as of December 28, 2012, among MergerCo, Parent and Wells Fargo Bank, National Association, as trustee (“Trustee”) pursuant to which the Initial Notes were issued and the Exchange Securities are to be issued as such Indenture may be further amended or supplemented from time to time in accordance with the terms thereof.

Initial Notes: As defined in the preamble hereto.

Initial Placement: The issuance and sale by the Issuer of the Initial Securities to the Initial Purchasers pursuant to the Purchase Agreement.

Initial Purchasers: As defined in the preamble hereto.

Initial Securities: As defined in the preamble hereto.

Interest Payment Date: As defined in the Securities.

Joinder: As defined in the preamble hereto.

Merger: The merger of MergerCo with and into the Company on the date hereof.

Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Purchase Agreement: As defined in the preamble hereto.

Registration Default: As defined in Section 5 hereof.

Registration Statement: Any registration statement of the Issuer relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Securities: As defined in the Indenture.

Securities Act: The Securities Act of 1933, as amended.

Shelf Filing Deadline: As defined in Section 4(a) hereof.

Shelf Registration Effectiveness Target Date: As defined in Section 5 hereof.

Shelf Registration Statement: As defined in Section 4(a) hereof.

Supplemental Indenture: Means the supplemental indenture that will be executed by the Company and the Guarantors on the date hereof in which the Company will assume the rights and obligations of MergerCo under the Initial Indenture and the Guarantors will guarantee such obligations effective as of and from the closing date of the Merger.

Transfer Restricted Securities: Each Initial Security and Exchange Security, until the earliest to occur of (a) in the case of an Initial Security, the date on which such Initial Security is exchanged in the Exchange Offer for an Exchange Security entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Initial Security or Exchange Security, as the case may be, has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement and (c) the date on which such Initial Security or Exchange Security, as the case may be, is distributed by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein).

Trust Indenture Act: The Trust Indenture Act of 1939, as amended.

Underwritten Registration or Underwritten Offering: A registration in which securities of the Issuer are sold to an underwriter for reoffering to the public.

SECTION 2. Securities Subject to this Agreement.

(a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

(b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

SECTION 3. Registered Exchange Offer.

(a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy, each of the Issuer and the Guarantors shall (i) use its commercially reasonable efforts to cause to be filed with the Commission the Exchange Offer Registration Statement; (ii) use its commercially reasonable efforts to cause such Registration Statement to become effective as promptly as possible (unless it becomes effective automatically upon filing); (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Securities to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer; (iv) within three Business Days of the effectiveness of such Registration Statement, commence the Exchange Offer; and (v) use its commercially reasonable efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 Business Days after the date notice of the Exchange Offer is mailed to the Holders or 360 days after the Closing Date (or if such 360th day is not a Business Day, the next succeeding Business Day). The Exchange Offer Registration Statement shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Initial Securities and to permit resales of Initial Securities held by Broker-Dealers as contemplated by Section 3(c) hereof.

(b) The Issuer and the Guarantors shall use commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days after the date notice of the Exchange Offer is mailed to the Holders. The Issuer shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Securities (or any securities issued in the form of Additional Notes (as defined in the Indenture) under the Indenture) shall be included in the Exchange Offer Registration Statement.

(c) The Issuer shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Securities that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Issuer) may exchange such Initial Securities pursuant to the Exchange Offer (any such Broker-Dealer, a “Participating Broker-Dealer”); however, such Participating Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Participating Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Participating Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Participating Broker-Dealer or disclose the amount of Initial Securities held by any such Participating Broker-Dealer except to the extent required by the Commission.

Each of the Issuer and the Guarantors shall use its commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. The Issuer shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

SECTION 4. Shelf Registration.

(a) Shelf Registration. If (i) with respect to the Initial Notes: (x) the Issuer and the Guarantors are not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (y) for any reason the Exchange Offer is not Consummated within 30 Business Days after the date notice of the Exchange Offer is mailed to the Holders, or (ii) with respect to any Holder of Transfer Restricted Securities (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus (other than by reason of such Holder’s status as an affiliate of the Issuer) and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and holds Initial Securities acquired directly from the Issuer or one of its affiliates, then, upon such Holder’s request prior to the 20th day following Consummation of the Exchange Offer, the Issuer and the Guarantors shall, with respect to the Initial Securities or Exchange Securities, as the case may be:

(x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”) within the later of 30 days after such filing obligation arises and 320 days after the Closing Date (or if such day is not a Business Day, the next succeeding Business Day) (such date being the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

(y) use their commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable thereafter (unless it becomes effective automatically upon filing), and in any event on or before the 40th day after the obligation to file such Shelf Registration Statement arises (or if such 40th day is not a Business Day, the next succeeding Business Day).

Each of the Issuer and the Guarantors shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and 6(c) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least one year following the effective date of such Shelf Registration Statement (or shorter period that will terminate when all the Initial Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement). Subject to Section 6(c) hereof, during the period during which the Issuer is required to maintain an effective Shelf Registration Statement pursuant to this Agreement, the Issuer will, prior to the expiration of that Shelf Registration Statement, file, and use its commercially reasonable efforts to cause to be declared effective (unless it becomes effective automatically upon filing) within a period that avoids any interruption in the ability of Holders of Securities covered by the expiring Shelf Registration Statement to make registered dispositions, a new registration statement relating to the Securities, which shall be deemed the “Shelf Registration Statement” for purposes of this Agreement.

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Issuer in writing, within 20 days after receipt of a request therefor, such information as the Issuer may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein or amendment or supplement thereto or Free Writing Prospectus. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Issuer all information required to be disclosed in order to make the information previously furnished to the Issuer by such Holder not materially misleading.

SECTION 5. Additional Interest. If (i) unless the Exchange Offer shall not be permissible under applicable law or Commission policy, the Exchange Offer Registration Statement has not been declared effective by the Commission (or become automatically effective) on or prior to 360 days after the Closing Date (the “Exchange Offer Effectiveness Target Date”), (ii) in the event the Issuer and the Guarantors are required to file a Shelf Registration Statement pursuant to Section 4(a) hereof, the Shelf Registration Statement has not been declared effective by the Commission (or become automatically effective) on or prior to the later of 40 days after the obligation to file a Shelf Registration Statement arises and 360 days after the Closing Date (the “Shelf Registration Effectiveness Target Date” and, together with the Exchange Offer Effectiveness Target Date, the “Effectiveness Target Date”), (iii) the Exchange Offer has not been Consummated by the Exchange Offer Effectiveness Target Date or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fails to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared or automatically effective (except in the case of a Registration Statement that ceases to be effective or usable as specifically permitted by the last paragraph of Section 6 hereof) (each such event referred to in clauses (i) through (iv), a “Registration Default”), the Issuer and the Guarantors hereby agree that the interest rate borne by the affected series of Transfer Restricted Securities shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.00% per annum (the “Additional Interest”). Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions.

Notwithstanding the foregoing, (i) the amount of Additional Interest payable shall not increase because more than one Registration Default has occurred and is pending and (ii) a Holder of Transfer Restricted Securities shall be entitled to Additional Interest with respect to a Registration Default that pertains to a Shelf Registration Statement required pursuant to Section 4(a)(ii) above only if such Holder shall have made the request required by Section 4(a)(ii) on a timely basis.

All obligations of the Issuer and the Guarantors set forth in this Section 5 that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6. Registration Procedures.

(a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Issuer and the Guarantors shall comply with all of the applicable provisions of Section 6(c) hereof, shall use their commercially reasonable efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

(i) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Issuer, prior to the Consummation thereof, a written representation to the Issuer (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Issuer, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Exchange Securities in its ordinary course of business.

(ii) In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Issuer’s preparations for the Exchange Offer.

(iii) Each Holder hereby acknowledges and agrees that any Participating Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) cannot under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Initial Securities acquired by such Holder directly from the Issuer.

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, each of the Issuer and the Guarantors shall comply with all the provisions of Section 6(c) hereof and shall use its commercially reasonable efforts to effect such registration (unless automatically declared effective) to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto each of the Issuer and the Guarantors will as expeditiously as is commercially reasonable prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

(c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities and any Free Writing Prospectus (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Initial Securities by Broker-Dealers and any Free Writing Prospectus related thereto), each of the Issuer and the Guarantors shall:

(i) use its commercially reasonable efforts to keep such Registration Statement continuously effective during the period required by this Agreement and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors for the period specified in Section 3 or 4 hereof, as applicable); upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Issuer shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its commercially reasonable efforts to cause such amendment to be declared effective (unless automatically declared effective) and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus, any Prospectus supplement, any post-effective amendment or any Free Writing Prospectus has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act, of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the issuance by the Commission of a notification of objection to the use of the form on which the Registration Statement has been filed, and the happening of any event that causes the Issuer to become an “ineligible issuer,” as defined in Rule 405 under the Securities Act, (E) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading and (F) of any determination by the Issuer that a post-effective amendment to Registration Statement would be appropriate. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement or a notification of objection to the use of the form on which the Registration Statement has been filed or if any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, each of the Issuer and the Guarantors shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest practicable time;

(iv) (A)(1) furnish without charge to each of the Initial Purchasers, each selling Holder named in any Registration Statement that has requested such copies, if any, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such requesting Holders and underwriter(s) in connection with such sale, if any, for a period of at least five days, and (2) not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which an Initial Purchaser of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within five days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period); the objection of an Initial Purchaser, or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission; and (B)(1) furnish without charge to each of the Initial Purchasers before filing with the Commission, a copy of any Free Writing Prospectus, which will be subject to the consent of the Initial Purchasers, and (2) not file any such Free Writing Prospectus to which the Initial Purchasers of Transfer Restricted Securities covered by such Registration Statement have not consented (such consent not to be unreasonably withheld, conditioned or delayed);

(v) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the Initial Purchasers, each selling Holder named in any Registration Statement that has requested such documents, if any, and to the underwriter(s), if any, make the Issuer’s and the Guarantors’ representatives available for discussion of such document and other customary due diligence matters, subject to customary confidentiality agreements, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

(vi) make available, subject to customary confidentiality agreements, at reasonable times for inspection by any Initial Purchaser or the managing underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Initial Purchasers or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of each of the Issuer and the Guarantors, and cause the Issuer’s and the Guarantors’ officers, directors and employees to supply all information, in each case as shall be reasonably necessary to enable any such Holder, underwriter, attorney or accountant to exercise any applicable responsibilities in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent reasonably requested by the managing underwriter(s), if any;

(vii) if requested by any selling Holder or underwriter promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holder or underwriter may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold, the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Issuer is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii) cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Securities covered thereby or the underwriter(s), if any;

(ix) furnish to each Initial Purchaser, each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules and, if requested, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(x) deliver to each selling Holder, and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; each of the Issuer and the Guarantors hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriters(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(xi) in the case of a Shelf Registration Statement, enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other commercially reasonable actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Initial Purchaser, Participating Broker-Dealer, selling Holder or underwriter in connection with any sale or resale pursuant to such Shelf Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, each of the Issuer and the Guarantors shall:

(A) furnish to each Initial Purchaser, each selling Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings and consistent with the Purchase Agreement, upon the date of the effectiveness of the Shelf Registration Statement:

(1) a certificate, dated the date of effectiveness of the Shelf Registration Statement, as the case may be, signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of each of the Issuer and the Guarantors, confirming, as of the date thereof, the matters set forth in Section 5(c) of the Purchase Agreement and such other matters as such parties may reasonably request;

(2) if requested by a majority of selling Holders, an opinion, dated the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Issuer and the Guarantors, covering the matters set forth in the opinion letters delivered pursuant to Sections 5(d) and 5(e) and of the Purchase Agreement and such other matter as such parties may reasonably request, and in any event including a statement to the effect that such counsel to the Issuer that provides the opinion letter covering matters set forth in the opinion letters delivered pursuant to Section 5(d) and 5(e) of the Purchase Agreement has participated in conferences with officers and other representatives of the Issuer and the Guarantors, representatives of the independent public accountants for the Issuer and the Guarantors, the representatives of the independent accountants with respect to any other entity for which audited financial information is provided in the Registration Statement, representatives of the underwriter(s), if any, and counsel to the underwriter(s), if any, in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing, no facts came to such counsel’s attention that led such counsel to believe that the applicable Registration Statement, (A) at the date of the opinion letter and at the time such Registration Statement or any post-effective amendment thereto became effective and (B) at the applicable time identified by such Holders or managing underwriters, in the case of (A) and (B) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the factual matters set forth in any such Registration Statement and the related Prospectus (it being understood that such counsel need not express any belief with respect to the financial statements, financial schedules, financial notes, pro forma financial information (if any) or other financial, accounting or statistical data derived therefrom or information or reports about internal control over financial reports, included in any such Registration Statement or the related Prospectus); and

(3) customary comfort letter(s), dated the date of effectiveness of the Shelf Registration Statement, from the Issuer’s independent accountants and the independent accountants with respect to any other entity for which audited financial information is provided in the Registration Statement, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings, and covering or affirming the matters set forth in the comfort letters delivered pursuant to Section 5(f) of the Purchase Agreement;

(B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

(C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(xi)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuer or any of the Guarantors pursuant to this Section 6(c)(xi), if any.

If at any time the representations and warranties of the Issuer and the Guarantors contemplated in Section 6(c)(xi)(A)(1) hereof cease to be true and correct, the Issuer or the Guarantors shall so advise the Initial Purchasers, the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

(xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that none of the Issuer or the Guarantors shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

(xiii) issue, upon the request of any Holder (including any Initial Purchaser or Participating Broker-Dealer) of Initial Securities covered by the Registration Statement to the extent legally permitted, Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Initial Securities surrendered to the Issuer by such Holder in exchange therefor or being sold by such Holder; such Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Initial Securities held by such Holder shall be surrendered to the Issuer for cancellation;

(xiv) in the case of a Shelf Registration Statement and subject to the terms of the Indenture, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such Holders or underwriter(s);

(xv) use its commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 6(c)(xii) hereof;

(xvi) if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;

(xvii) provide a CUSIP number for all Securities not later than the effective date of the Registration Statement covering such Securities and provide the Trustee under the applicable Indenture with printed certificates for such Securities which are in a form eligible for deposit with The Depository Trust Company and take all other action necessary to ensure that all such Securities are eligible for deposit with The Depository Trust Company;

(xviii) cooperate and assist in any filings required to be made with the FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of the FINRA;

(xix) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earning statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Issuer’s first fiscal quarter commencing after the effective date of the Registration Statement; and

(xx) cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute, and to use its commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Issuer of the existence of any fact of the kind described in Section 6(c)(iii)(E) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the “Advice”) by the Issuer that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Issuer, each Holder will deliver to the Issuer (at the Issuer’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Issuer shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days (a “Delay Period”) during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(E) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice; provided that there shall not be more than 45 days of Delay Periods during any 12-month period; provided further, however, that (except as provided in Section 5(iv) hereof) no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest, it being agreed that the Issuer’s option to suspend use of a Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 5 hereof.

SECTION 7. Registration Expenses.

(a) All expenses incident to the Issuer’s and the Guarantors’ performance of or compliance with this Agreement will be borne by the Issuer and the Guarantors, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter”, and one counsel to such person, that may be required by the rules and regulations of the FINRA)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws (including the reasonable fees and disbursements of one counsel to the Holder of Transfer Restricted Securities); (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Issuer and the Guarantors and, subject to Section 7(b) hereof, one counsel to the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with any listing of the Exchange Securities on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Issuer and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

All underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of a Holder’s Initial Securities pursuant to a Shelf Registration Statement shall be the responsibility of each Holder.

Each of the Issuer and the Guarantors will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Issuer or the Guarantors.

(b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Issuer and the Guarantors, jointly and severally, will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer or resold pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Shearman & Sterling LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8. Indemnification.

(a) The Issuer and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Initial Purchaser, each Participating Broker-Dealer, each Holder and each underwriter who participates in an offering of Transfer Restricted Securities, (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the Persons listed in clause (i) (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of each Person listed in clauses (i) and (ii) (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Person”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus (or any amendment or supplement thereto) or Free Writing Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to an Indemnified Person furnished in writing to the Issuer by such Indemnified Person expressly for use therein. This indemnity agreement shall be in addition to any liability that the Issuer or any of the Guarantors may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Persons with respect to which indemnity may be sought against the Issuer or the Guarantors, such Indemnified Person (or the Indemnified Person controlled by such controlling person) shall promptly notify the Issuer and the Guarantors in writing; provided, however, that the failure to give such notice shall not relieve any of the Issuer or the Guarantors of its obligations pursuant to this Agreement. Such Indemnified Person shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Issuer and the Guarantors (regardless of whether it is ultimately determined that an Indemnified Person is not entitled to indemnification hereunder). The Issuer and the Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Persons, which firm shall be designated by such Indemnified Persons. The Issuer and the Guarantors shall be liable for any settlement of any such action or proceeding effected with the Issuer’s and the Guarantors’ prior written consent, which consent shall not be withheld unreasonably, and each of the Issuer and the Guarantors agrees to indemnify and hold harmless any Indemnified Person from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Issuer and the Guarantors. The Issuer and the Guarantors shall not, without the prior written consent of each Indemnified Person, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all liability arising out of such action, claim, litigation or proceeding and does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any Indemnified Person.

(b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless (i) the Issuer, the Guarantors, the Initial Purchasers, any Participating Broker-Dealer, any underwriter who participates in an offering of Transfer Restricted Securities and any other selling Holder, (ii) their respective directors and officers (including each officer of the Issuer and the Guarantors who signs a Registration Statement) and (iii) any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such party, to the same extent as the foregoing indemnity from the Issuer and the Guarantors to each of the Indemnified Persons, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement (any such Holder, an “Indemnifying Holder”). In case any action or proceeding shall be brought against the Issuer, the Guarantors, the Initial Purchasers, any Participating Broker-Dealer, any underwriter or any Holder (other than the

Indemnifying Holder) or their respective directors, officers or controlling persons in respect of which indemnity may be sought against an Indemnifying Holder, such Indemnifying Holder shall have the rights and duties given the Issuer and the Guarantors by the preceding paragraph, and the Issuer, the Guarantors, the Initial Purchasers, any Participating Broker-Dealer, any underwriter and any Holder (other than any Indemnifying Holder) and their respective directors, officers and controlling persons shall have the rights and duties given to each Indemnified Person by the preceding paragraph.

(c) To the extent the indemnification provided for in Section 8(a) or 8(b) hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to (i) with respect to Section 8(a), information supplied by the Issuer and the Guarantors, on the one hand, or such Initial Purchaser, Participating Broker-Dealer, Holder, underwriter or other indemnified party, as the case may be, on the other hand, and (ii) with respect to Section 8(b), information supplied by the Indemnifying Holder, on the one hand, or the Issuer, the Guarantors, the Initial Purchaser, Participating Broker-Dealer, Holder, underwriter or such other indemnified party, as the case may be, on the other hand, and, in any event, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (c). Notwithstanding the provisions of this Section 8, none of the Indemnified Persons shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount, if any, received by such Person with respect to the Initial Securities exceeds the amount of any damages which such Person has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Indemnified Persons’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Initial Securities held by each of the Indemnified Persons hereunder and not joint.

(d) The agreements contained in this Section 8 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

SECTION 9. Rule 144A. Each of the Issuer and the Guarantors hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act.

SECTION 10. Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements.

SECTION 11. Selection of Underwriters. The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Issuer.

SECTION 12. Miscellaneous.

(a) Remedies. Each of the Issuer and the Guarantors hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. Each of the Issuer and the Guarantors will not enter into any agreement with respect to its securities that conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of the Issuer’s or any of the Guarantors’ securities under any agreement in effect on the date hereof. Subject to the foregoing, the Issuer and the Guarantors may enter into agreements granting registration rights with respect to Additional Notes (as defined in the Indenture).

(c) Adjustments Affecting the Securities. The Issuer will not effect any change, or permit any change to occur, in each case, with respect to the terms of the Securities that would materially and adversely affect the ability of the Holders to participate in any Exchange Offer.

(d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Issuer has (i) in the case of Section 5 hereof and this Section 12(d)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding any Transfer Restricted Securities held by the Issuer or their Affiliates); provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Issuer shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii) if to the Issuer or the Guarantors:

Ancestry.com Inc.

360 West 4800 North

Provo, Utah

Attention: General Counsel

With copies to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Telecopier No.: (212) 859-4000

Attention: Stuart Gelfond

Permira Advisers L.L.C.

64 Willow Place, Suite 101

Menlo Park, California 94025

Attention: Brian Ruder

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted

Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuer and the Guarantors with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above,

Very truly yours,

GLOBAL GENERATIONS MERGER SUB INC.

By:	/s/ Nic Volpi
Name:	Nic Volpi
Title:	Vice President, Chief Financial Officer and Treasurer

ANVIL US 1 LLC

By:	/s/ Howard Hochhauser
Name:	Howard Hochhauser
Title:	Chief Financial Officer

Signature Page to Registration Rights Agreement

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

Morgan Stanley & Co. LLC

By:	/s/ Andrew Earls
Name: Andrew Earls
Title: MD

Barclays Capital Inc.

By:	/s/ Christina Park
Name: Christina Park
Title: Managing Director

Credit Suisse Securities (USA) LLC

By:	/s/ Malcolm K. Price
Name: Malcolm K. Price
Title: Managing Director

By:	/s/ Benjamin Gohman
Name: Benjamin Gohman
Title: Director

Deutsche Bank Securities Inc.

By:	/s/ Frank Fazio
Name: Frank Fazio
Title: Managing Director

By:	/s/ Stephen R. Lapidus
Name: Stephen R. Lapidus
Title: Director

Signature Page to Registration Rights Agreement

RBC Capital Markets, LLC

By:	/s/ James S. Wolfe
Name: James S. Wolfe
Title: Managing Director Head of US Leveraged Finance

Signature Page to Registration Rights Agreement

EXHIBIT A

$300,000,000

GLOBAL GENERATIONS MERGER SUB INC.

11.00% SENIOR NOTES DUE 2020

[FORM OF JOINDER TO REGISTRATION RIGHTS AGREEMENT]

[DATE]

Morgan Stanley & Co. LLC

Barclays Capital Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

RBC Capital Markets, LLC

As Representatives of the Several Initial

Purchasers set forth on Schedule I of

the Purchase Agreement

c/o Morgan Stanley & Co. LLC

      1585 Broadway

      New York, New York 10036

Ladies and Gentlemen:

Reference is made to the Registration Rights Agreement dated as of December 28, 2012 (the “Registration Rights Agreement”), among Global Generations Merger Sub Inc. (the “Issuer”), Anvil US 1 LLC, and Morgan Stanley & Co. LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and RBC Capital Markets, LLC, as the representatives (the “Representatives”) of the initial purchasers (the “Initial Purchasers”) listed on Schedule I of the Purchase Agreement (as defined below). Capitalized terms used in this Joinder Agreement without definition have the respective meanings given to them in the Registration Rights Agreement.

The undersigned Ancestry.com Inc. (the “Company”), hereby agrees to accede to the terms of, and assume all of the obligations of the Issuer set forth in, the Registration Rights Agreement, as though the Company had entered into the Registration Rights Agreement on the Closing Date and been named as the “Issuer” therein. The Company agrees that such obligations include, without limitation, (a) all of the obligations of the Issuer to perform and comply with all of the agreements thereof contained in the Registration Rights Agreement, including the obligation to pay Additional Interest, and (b) the Issuer’s indemnification and other obligations contained in Section 8 of the Registration Rights Agreement. The Company acknowledges and agrees that all references to the Issuer in the Registration Rights Agreement shall include the Company and that the Company shall be bound by all provisions of the Registration Rights Agreement containing such references.

The undersigned Guarantors hereby agree, on a joint and several basis, to accede to the terms of the Registration Rights Agreement and to undertake and perform all of the obligations of the “Guarantors” set forth therein as though the undersigned Guarantors had entered into the Registration Rights Agreement on the Closing Date and been named as “Guarantors” therein. The undersigned Guarantors agree that such obligations include, without limitation, (a) all of the obligations of the Guarantors to perform and comply with all of the agreements thereof contained in the Registration Rights Agreement, including the obligation to pay Additional Interest, and (b) the Guarantors’ indemnification and other obligations contained in Section 8 of the Registration Rights Agreement. Each of the undersigned Guarantors acknowledges and agrees that all references to the Guarantors in the Registration Rights Agreement shall include the undersigned Guarantors and that the undersigned Guarantors shall be bound by all provisions of the Registration Rights Agreement containing such references.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

This Joinder Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile, e-mail or other electronic means shall be effective as delivery of a manually executed counterpart.

This Joinder Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given; provided that the same are in writing and signed by all the parties hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of the date first written above.

ANCESTRY.COM INC.

By:
Name:
Title:

GLOBAL GENERATIONS INTERNATIONAL INC.

By:
Name:
Title:

ANCESTRY.COM LLC

By:
Name:
Title:

ANCESTRY.COM DNA, LLC

By:
Name:
Title:

[Signature Page to Form of Joinder to Registration Rights Agreement]

TGN SERVICES LLC

By:
Name:
Title:

WE’RE RELATED, LLC

By:
Name:
Title:

ANCESTRY.COM OPERATIONS INC.

By:
Name:
Title:

IARCHIVES, INC.

By:
Name:
Title:

[Signature Page to Form of Joinder to Registration Rights Agreement]

The foregoing Joinder Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

BARCLAYS CAPITAL INC.

By:
Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Form of Joinder to Registration Rights Agreement]

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

RBC CAPITAL MARKETS, LLC

By:
Name:
Title:

For themselves and the other Initial Purchasers named in Schedule I to the foregoing Purchase Agreement.

[Signature Page to Form of Joinder to Registration Rights Agreement]